PALATIN TECHNOLOGIES, INC.

Waiver of Right of Participation
and
Amendment to the Series B Common Stock Purchase Warrants

Reference is made to that certain Securities Purchase Agreement (the “SPA”), dated as of February 24, 2010, by and between Palatin Technologies, Inc. (the “Company”) and the undersigned purchaser of the Company’s common stock, par value per share $0.01 (“Common Stock”), Series A Common Stock Purchase Warrant and Series B Common Stock Purchase Warrant (“Series B Warrant”).  The Company is currently in discussions with certain institutional investors for the sale of Common Stock and warrants to purchase Common Stock on terms that have been disclosed to you by our placement agent, Rodman & Renshaw, LLC (the “Proposed Financing”).

Section 4.10 of the SPA provides you with a right to participate in 100% of the Proposed Financing.

Solely to the extent required to permit the Company to consummate the Proposed Financing, and for no other purpose, you hereby waive your right to participate in the Proposed Financing under Section 4.10 of the SPA.

The Company and you hereby amend the Series B Warrant issued to you pursuant to the SPA by deleting the term “August 29, 2010” in the preamble of the Series B Warrant and inserting in its place the term “February 28, 2011” in the preamble of the Series B Warrant.

This agreement may be executed in counterparts, when taken together shall be considered one and the same agreement, and may be delivered by facsimile transmission or by e-mail delivery of a “pdf” format data file.

Date: June 24, 2010

Sincerely,

PALATIN TECHNOLOGIES, INC.

By: ____________________
Name:
Title:

Acknowledged and Agreed:

[                          ]

By: ___________________
Name:
Title:

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